Exhibit 99.1

BiomX Announces NYSE American Acceptance of Plan to Regain Compliance

NETANYA, Israel, June 12, 2026 - BiomX Inc. (NYSE American: PHGE) (“BiomX” or the “Company”) today announced that the Company’s previously-submitted plan (the “Plan”) to regain compliance with NYSE American LLC’s listing standards was accepted, including plan compliance period through September 25, 2027.

As previously reported, on March 25, 2026, the Company received written notice from NYSE American that it was not in compliance with Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide, which require a listed company to maintain specified levels of stockholders’ equity. The notice was based on the Company’s reported stockholders’ deficit of $(1.302 million) as of December 31, 2025, and its losses from continuing operations and/or net losses in its five most recent fiscal years then ended.

The Company submitted its Plan to NYSE Regulation on April 24, 2026. On June 10, 2026, NYSE Regulation notified the Company that it had accepted the Plan and granted the Company a plan period through September 25, 2027 to regain compliance with the applicable continued listing standards. During the plan period, the Company will be subject to periodic review by NYSE Regulation for compliance with the initiatives set forth in the Plan.

The Company’s common stock will continue to be listed and traded on the NYSE American during the plan period, subject to the Company’s compliance with the terms of the Plan and the other continued listing standards of the NYSE American Company Guide.

The acceptance of the Plan does not affect the Company’s business operations or its reporting obligations under the rules of the Securities and Exchange Commission. The Company intends to take the actions set forth in its Plan to evidence compliance with the applicable continued listing standards within the plan period.

About BiomX Inc.

BiomX Inc. is a company focused on acquiring and further developing technologies that identify, track, and counter physical threats across defense, security, critical infrastructure, and first-response sectors. The Company’s portfolio is built around the growing need for earlier and more accurate threat detection, particularly as UAVs and other autonomous systems play a larger role in defense and homeland security.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding BiomX’s ability to regain compliance with the continued listing standards of the NYSE American, the Company’s ability to execute the initiatives set forth in its compliance plan, the Company’s ability to maintain the listing of its common stock on the NYSE American during the plan period, and the Company’s business strategy, financial position and strategic opportunities. In some cases, you can identify forward-looking statements by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “objective,” “believe,” “anticipate,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms.

Although BiomX believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Statements relating to the future performance of BiomX are subject to many factors, including but not limited to the Company’s ability to regain compliance with NYSE American continued listing standards within the applicable plan period, the possibility that NYSE Regulation may initiate delisting proceedings if the Company does not regain compliance or make progress consistent with its compliance plan, the sufficiency of working capital to realize the Company’s business plans and strategic opportunities, the going concern qualification in the Company’s financial statements, the Company’s ability to integrate and further develop acquired technologies, market acceptance and adoption of the Company’s technologies, competitive developments, changes in government and defense spending priorities, regulatory, export-control and geopolitical developments, the Company’s ability to penetrate its intended markets and execute its business strategy, and other risk factors. Risk factors described under “Risk Factors” in BiomX’s most recently filed Annual Report on Form 10-K, as supplemented by the Form 10-K/A filed with the SEC on April 30, 2026, the Current Report on Form 8-K filed with the SEC on May 5, 2026 and other filings with the Securities and Exchange Commission, may cause actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements in this press release.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. BiomX undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

Contact

Yair Ohayon

Yairo@biomx.com